Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 120 to the Registration Statement on Form N-1A of GraniteShares ETF Trust and to the use of our report dated August 29, 2025 on the financial statements and financial highlights of GraniteShares YieldBOOST QQQ ETF, GraniteShares YieldBOOST SPY ETF, GraniteShares YieldBOOST Bitcoin ETF, GraniteShares YieldBOOST NVDA ETF and GraniteShares YieldBOOST TSLA ETF, each a series of GraniteShares ETF Trust, appearing in Form N-CSR for the year ended June 30, 2025, which are also incorporated by reference into the Registration Statement.

Additionally, we consent to the references to our firm in the Post-Effective Amendment No. 119 to the Registration Statement on Form N-1A of GraniteShares ETF Trust (the “Trust”) regarding GraniteShares YieldBOOST Small Cap ETF. GraniteShares YieldBOOST Biotech ETF, GraniteShares YieldBOOST Financials ETF, GraniteShares YieldBOOST Gold Miners ETF, GraniteShares YieldBOOST Semiconductor ETF, GraniteShares YieldBOOST Technology ETF, GraniteShares YieldBOOST China ETF, GraniteShares YieldBOOST 20Y+ Treasuries ETF, GraniteShares YieldBOOST AAPL ETF, GraniteShares YieldBOOST AMD ETF, GraniteShares YieldBOOST AMZN ETF, GraniteShares YieldBOOST BABA ETF, GraniteShares YieldBOOST COIN ETF, GraniteShares YieldBOOST META ETF and GraniteShares YieldBOOST MSFT ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 24, 2025